Exhibit 4.2

AVALONBAY COMMUNITIES, INC.

AS ISSUER

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

AS TRUSTEE

SECOND SUPPLEMENTAL INDENTURE

Dated as of July 10, 2025

$400,000,000 5.000% SENIOR NOTES DUE 2035

SUPPLEMENT TO INDENTURE

DATED AS OF FEBRUARY 23, 2024, BETWEEN

AVALONBAY COMMUNITIES, INC. (AS ISSUER)

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

(AS TRUSTEE)

SECOND SUPPLEMENTAL INDENTURE, dated as of July 10, 2025 (this “Second Supplemental Indenture”), between AvalonBay Communities, Inc., a Maryland corporation (the “Issuer”), having its principal executive office located at 4040 Wilson Blvd., Suite 1000, Arlington, VA 22203, as issuer, and U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”), which supplements that certain Indenture, dated as of February 23, 2024, by and between the Issuer and the Trustee (the “Base Indenture”).

RECITALS

WHEREAS, the Issuer has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of its Securities.

WHEREAS, Section 301 of the Base Indenture provides that the Issuer may, by means of a supplemental indenture and without the consent of Holders, create one or more series of Securities and establish the form, terms and provisions thereof.

WHEREAS, the Issuer intends by this Second Supplemental Indenture to (i) create a series of Securities, in an initial aggregate principal amount equal to $400,000,000 entitled 5.000% Senior Notes due 2035 (the “Notes”) and (ii) establish the form and the terms and provisions of the Notes.

WHEREAS, the consent of Holders to the execution and delivery of this Second Supplemental Indenture is not required, and all other actions required to be taken under the Base Indenture with respect to this Second Supplemental Indenture have been taken.

NOW, THEREFORE IT IS AGREED:

ARTICLE ONE

DEFINITIONS, CREATION, FORM AND TERMS AND CONDITIONS OF THE DEBT SECURITIES

Section 1.1 Definitions. Capitalized terms used but not otherwise defined in this Second Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. In addition, the following terms shall have the corresponding meanings with respect to this Second Supplemental Indenture and the Notes to be equally applicable to both the singular and the plural forms of the terms set forth below. To the extent that a term is defined both herein and in the Base Indenture, the definition in this Second Supplemental Indenture shall govern with respect to the Notes.

“Indenture” means the Base Indenture as supplemented by this Second Supplemental Indenture and as further amended, modified or supplemented with respect to the Notes pursuant to the provisions of the Base Indenture.

“Par Call Date” means May 1, 2035.

“Redemption Date” means, with respect to any Note or portion thereof to be redeemed in accordance with the provisions of Section 1.4(d) hereof, the date fixed for such redemption in accordance with the provisions of Section 1.4(d) hereof.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date notice of such redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the date notice of such redemption is given H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding the date notice of such redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Section 1.2 Creation of the Notes. In accordance with Section 301 of the Base Indenture, the Issuer hereby creates the Notes as a separate series of its senior debt securities, entitled “5.000% Senior Notes due 2035”, issued pursuant to the Indenture. The Notes shall initially be limited to an aggregate principal amount equal to $400,000,000, subject to the exceptions set forth in Section 301(2) of the Base Indenture and Section 1.4(f) hereof.

Section 1.3 Form of the Notes. The Notes will be issued in the form of one or more permanent fully registered global securities (the “Global Note”) that will be deposited with, or on behalf of the Depository, and registered in the name of the Depository or its nominee, as the case may be, subject to Section 305 of the Base Indenture. So long as the Depository, or its nominee, is the registered owner of the Global Note, the Depository or its nominee, as the case may be, will be considered the sole Holder of the Notes represented by the Global Note for all purposes under the Indenture.

Section 1.4 Terms and Provisions of the Notes. The Notes shall be governed by all of the terms and provisions of the Base Indenture, as supplemented by this Second Supplemental Indenture, and in particular, the following provisions shall be terms of the Notes:

(a) Registration and Form. The Notes shall be issuable in registered form without coupons in minimum denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. Each Note shall be dated the date of its authentication and the Notes shall be substantially in the form of Exhibit A attached hereto.

(b) Payment of Principal and Interest. All payments of principal, premiums, if any, and interest in respect of the Global Notes will be made by the Issuer in immediately available funds to the Depository or its nominee, as the case may be, as the Holder of each of the Global Notes. The Notes shall mature, and the unpaid principal thereon, shall be payable, on August 1, 2035, subject to the provisions of the Base Indenture. The rate per annum at which interest shall be payable on the Notes shall be 5.000%. Interest on the Notes will be payable semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2026 (each, an “Interest Payment Date”) and on the Stated Maturity as specified in this Section 1.4(b), to the Persons in whose names the Notes are registered in the Security Register applicable to the Notes at the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding each Interest Payment Date (each, a “Regular Record Date”). Interest on the Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Notes shall accrue from July 10, 2025.

(c) Sinking Fund. There shall be no sinking fund provided for the Notes.

(d) Redemption at the Option of the Issuer.

(1) Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(x) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and

(y) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(2) On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(3) Notwithstanding the foregoing, if the Redemption Date falls after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Issuer will pay the full amount of accrued and unpaid interest, if any, due on such Interest Payment Date to the Holder of record at the close of business on the relevant Regular Record Date (instead of the Holder surrendering its Notes for redemption).

(4) In the case of a partial redemption, selection of the Notes for redemption will be made by lot. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

(e) Payment of Notes Called for Redemption by the Issuer.

(1) If notice of redemption has been given at least 10 days but not more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed as otherwise provided in Article Eleven of the Base Indenture (as amended by this Second Supplemental Indenture), the Notes or portion of Notes with respect to which such notice has been given shall become due and payable on the Redemption Date and at the place or places stated in such notice at the Redemption Price, and unless the Issuer shall default in the payment of such Notes at the Redemption Price, so long as the Paying Agent holds funds irrevocably deposited with it sufficient to pay the Redemption Price of the Notes to be redeemed on the Redemption Date, then (a) such Notes will cease to be Outstanding on and after the date of the deposit, (b) interest on the Notes or portion of Notes so called for redemption shall cease to accrue on and after the Redemption Date, and (c) the Holders of the Notes being redeemed shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On surrender of such Notes at the place of payment specified in such notice, the said Notes or the specified portions thereof shall be paid and redeemed by the Issuer at the Redemption Price, together with interest accrued thereon to, but excluding, the Redemption Date.

(2) The Notes will not be convertible or exchangeable for any other security or property.

(f) Additional Issues. The Issuer may, without the consent of the Holders of the Notes, increase the principal amount of the Notes by issuing additional Notes in the future on the same terms and conditions as the Notes issued on the date of this Second Supplemental Indenture, except for any differences in the issue price and interest accrued prior to the issue date of the additional Notes, and with the same CUSIP number as the Notes issued on the date of this Second Supplemental Indenture so long as such additional Notes are fungible for U.S. federal income tax purposes with the Notes issued on the date of this Second Supplemental Indenture (as determined by the Issuer). Any additional Notes would rank equally and ratably with the Notes issued on the date of this Second Supplemental Indenture and would be treated as a single class for all purposes under the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

Section 2.1 Ratification of Base Indenture. This Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Base Indenture, and as supplemented and modified hereby, the Base Indenture is in all respects ratified and confirmed, and the Base Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. In the event of a conflict between the language of this Second Supplemental Indenture and the Base Indenture, the language of this Second Supplemental Indenture shall control.

Section 2.2 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.3 Successors and Assigns. All covenants and agreements in this Second Supplemental Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

Section 2.4 Separability Clause. In case any one or more of the provisions contained in this Second Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.5 Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of law principles of such State other than New York General Obligations Law Section 5-1401.

Section 2.6 Counterparts. This Second Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Second Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the Uniform Commercial Code or other Signature Law due to the character or intended character of the writings.

Section 2.7 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of, and neither makes any representation or warranty as to, the validity, execution, or sufficiency of this Second Supplemental Indenture or for or with respect to the recitals contained herein, all of which recitals are made solely by the Issuer. All of the parties hereto agree that the Trustee shall be afforded all of the protections, privileges, immunities and indemnities provided to them under the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

AVALONBAY COMMUNITIES, INC.,
as Issuer

By:	/s/ Kevin P. O’Shea
Name:	Kevin P. O’Shea
Title:	Chief Financial Officer

[Signature Page to Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed all as of the day and year first above written.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ Melody M. Scott
Name:	Melody M. Scott
Title:	AVP

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

[Form of 5.000% Senior Note due 2035]

[UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER HEREOF OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

1 Include only if the Note is issued in global form.

AVALONBAY COMMUNITIES, INC.
5.000% Senior Notes due 2035

CERTIFICATE No. [_____]
CUSIP No.: [_____]
ISIN No.: [_____]

AVALONBAY COMMUNITIES, INC., a Maryland corporation (the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to [CEDE & CO.]2[______], or registered assigns, the principal amount of [________] ($[________])[, or such lesser amount as is set forth in the Schedule of Increases or Decreases in the Global Note on the other side of this Note]3, on August 1, 2035 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on February 1 and August 1 of each year, commencing [_______] on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5.000%, from the immediately preceding interest payment date to which interest has been paid or duly provided for, unless no interest has been paid or duly provided for on the Notes, in which case from July 10, 2025, until payment of said principal sum has been made or duly provided for. Unless otherwise provided in or pursuant to the Indenture, at the option of the Issuer, interest on the Notes due and payable on any Interest Payment Date may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States of America; provided, that the Paying Agent shall have received appropriate wire transfer instructions at least five Business Days prior to the Interest Payment Date. Any such interest which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered as of the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

Reference is made to the further provisions of this Note set forth on the reverse hereof and the Indenture governing this Note. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

2 Include only if the Note is issued in global form.

3 Include only if the Note is issued in global form.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed by one of its duly authorized officers.

Dated:	AVALONBAY COMMUNITIES, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

Dated:	By:
Name:
Title:

[REVERSE OF NOTE]

AVALONBAY COMMUNITIES, INC.
5.000% Senior Notes due 2035

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5.000% Senior Notes due 2035 (the “Notes”), issued under and pursuant to an Indenture dated as of February 23, 2024 (the “Base Indenture”), between the Issuer and U.S. Bank Trust Company, National Association, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of July 10, 2025 (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Issuer and the Trustee, to which Indenture and any indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Notes. Defined terms used but not otherwise defined in this Note shall have the respective meanings ascribed thereto in the Indenture.

The Issuer shall have the right to redeem the Notes under certain circumstances as set forth in Section 1.4(d) of the Second Supplemental Indenture and Article Eleven of the Base Indenture.

Prior to the Par Call Date, the Issuer may redeem the Notes at its option, in whole or in part, at any time and from time to time, at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(x) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the Redemption Date, and

(y) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

On or after the Par Call Date, the Issuer may redeem the Notes, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

For the avoidance of doubt, installments of interest on the Notes that are due and payable on an Interest Payment Date falling on or prior to a Redemption Date will be payable on such Interest Payment Date to the Holders thereof as of the close of business on the relevant Regular Record Date (instead of the Holder surrendering such Notes for redemption).

The Issuer’s actions and determinations in fixing the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the Trustee shall not be responsible for determining the Redemption Price.

If an Event of Default (other than an Event of Default specified in Section 501(5), 501(6) or 501(7) of the Base Indenture) with respect to the Notes occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all Notes may be declared to be due and payable by either the Trustee or the Holders of not less than twenty five percent (25%) in aggregate principal amount of the Notes then outstanding, and, upon said declaration the same shall be immediately due and payable. If an Event of Default specified in Section 501(5), 501(6) or 501(7) of the Base Indenture occurs with respect to the Notes, the principal of and premium, if any, and interest accrued and unpaid on all the Notes shall be immediately due and payable without declaration or other act on the part of the Trustee or any Holder of the Notes.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture with respect to the Notes or modifying in any manner the rights of the Holders of the Notes, subject to exceptions set forth in Section 902 of the Base Indenture. Subject to the provisions of the Indenture, the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the Holders of all of the Notes, waive any past default or Event of Default with respect to the Notes, subject to exceptions set forth in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Issuer and the Holder of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, on and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

The Notes are issuable in fully registered form, without coupons, in minimum denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. At the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, Notes may be transferred or may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.

The Notes are not subject to redemption through the operation of any sinking fund.

No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any past, present or future general partner, limited partner, member, employee, incorporator, controlling person, stockholder, officer, director or agent, as such, of the Issuer or of any of the Issuer’s predecessors or successors, either directly or through the Issuer, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _______________________________ to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date: _______________________________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ___________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN THE GLOBAL NOTE *

The following increases or decreases in the principal amount of this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount at maturity of this Global Note	Amount of increase in Principal Amount at maturity of this Global Note	Principal Amount at maturity of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.